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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated February 3, 1995, on our audits of the financial statements and financial statement schedule of Helian Health Group, Inc. We also consent to the reference to our firm under the caption "Experts".

                                       Coopers & Lybrand L.L.P.

San Jose, California
September 12, 1997